EX-99.1

[SMARTPROS LOGO]                                           FOR IMMEDIATE RELEASE

                    SMARTPROS ANNOUNCES 2005 YEAR-END RESULTS

          COMPANY ACHIEVES SECOND CONSECUTIVE PROFITABLE YEAR DRIVEN BY
                             STRONG ORGANIC GROWTH

       CONFERENCE CALL SCHEDULED FOR THIS AFTERNOON AND ANNUAL MEETING OF
                             STOCKHOLDERS DATE SET

HAWTHORNE, N.Y. - (PRIMEZONE) - MARCH 8, 2006 - SmartPros Ltd. (AMEX:PED), a leader in the field of accredited professional education and corporate training, today reported results for fiscal year 2005, ended December 31, 2005.

2005 FINANCIAL HIGHLIGHTS

     o Net revenues for fiscal year 2005 when compared to the prior year increased 3% to $10,430,210, up from $10,150,738.

     o Gross profit margins decreased slightly from 60.6% for 2004 to 60.1% for 2005.

     o Net income in 2005 decreased 6% to $668,967, or $0.13 per diluted share, compared to $711,369, or $0.23 per diluted share, reported in 2004; the decrease was due largely to operational costs related to being a public company.

     o As of December 31, 2005, the Company had approximately $7.5 million in cash and investments, working capital of $4.3 million and stockholders' equity of approximately $7 million. Net cash provided by SmartPros' operating activities in 2005 totaled approximately $1.2 million.

"2005 not only marked our Company's 25th year in business as a leading developer of accredited education for professionals, but it was also our first full year as a publicly traded company. Reflecting on our many accomplishments, the year was punctuated by continued profitability and strong organic growth in our core subscription products," stated Allen Greene, Chairman and CEO of SmartPros. "In addition, we are very pleased that we successfully protected our profit margins, maintained expense discipline, strengthened our balance sheet and executed strategies to capitalize on opportunities to grow our subscription models and expand our product lines and delivery capabilities. Looking ahead, we are confident that our recent acquisitions of Sage Online Learning and Skye Multimedia assets will prove to be promising complements to our organization and help to promote even stronger financial performance in the coming year."

Continuing, Greene added, "As reported in our third quarter results, SmartPros Board of Directors had approved a Stock Repurchase Program authorizing us to buy back our own common stock in the open market. In this regard, we have spent $164,600 to purchase 51,725 shares during the month of December, but suspended our buyback activities in January and February while pursuing the two noted acquisitions. It is our intention to reactivate our buyback effort now that these acquisitions have been completed."

The timing and exact number of shares purchased in the authorized stock repurchase program will be determined at the Company's discretion and will depend on market conditions. All repurchases will be on the open market and will be funded from existing cash. Currently, SmartPros has approximately five million shares of common stock outstanding. The share buy-back program began on December 1, 2005 and will be complete or cancelled within 12 months.

SmartPros has set April 20, 2006 as the record date for shareholders permitted to vote at the Company's Annual Meeting of Stockholders, which will be held at the Comfort Inn in Hawthorne, New York on June 15, 2006 at 10:00 A.M. Eastern.

SmartPros will host a teleconference this afternoon beginning at 4:15 p.m. Eastern, and invites all interested parties to join management in a discussion regarding the Company's financial results, corporate progression and other meaningful developments. The conference call can be accessed via telephone by dialing toll free 1-800-318-9073. A replay of the call will be available on the Company's Web site approximately one hour after the live broadcast at http://ir.smartpros.com. A copy of this news announcement is immediately accessible via http://ir.smartpros.com.

ABOUT SMARTPROS LTD.
Founded in 1981, SmartPros Ltd. is an industry leader in the field of accredited professional education and corporate training. Its products and services are primarily focused in the accredited professional areas of corporate accounting, financial management, public accounting, governmental and not-for-profit accounting, banking, engineering, and ethics and compliance. SmartPros is a leading provider of professional education products to Fortune 500 companies, as well as the major firms and associations in each of its professional markets. SmartPros provides education and content publishing and development services in a variety of media including Web, CD-ROM and video. Our subscription libraries feature hundreds of course titles and 1,000+ hours of accredited education. SmartPros' proprietary Professional Education Center (PEC) Learning Management System (LMS) offers enterprise distribution and administration of education content and information. In addition, SmartPros produces a popular news and information portal for accounting and finance professionals that services 300,000+ visitors and 100,000+ subscribers per month. Visit: www.smartpros.com

               SMARTPROS LTD. CONSOLIDATED BALANCE SHEET (AUDITED)
                             AS OF DECEMBER 31, 2005

ASSETS

Current Assets:
   Cash and cash equivalents                                                    $  7,505,691

   Accounts receivable, net of allowance for
     doubtful accounts of $40,429                                                    777,122
   Prepaid expenses and other current assets                                         254,176
                                                                                ------------
Total Current Assets                                                               8,536,989
                                                                                ------------


Property and Equipment, net                                                          493,604
Goodwill                                                                              53,434
Other Intangibles, net                                                             2,158,593
Other Assets, including restricted cash of $150,000                                  150,000
                                                                                ------------
Total Assets                                                                    $ 11,392,620
                                                                                ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable                                                             $    228,629
   Accrued expenses                                                                  277,159
   Current portion of capital lease and equipment financing obligations               38,148
   Deferred revenue                                                                3,689,486
                                                                                ------------
Total Current Liabilities                                                          4,233,422
                                                                                ------------

Long-Term Liabilities:

   Capital lease and equipment financing obligations                                  25,992
   Other liabilities                                                                 160,193
                                                                                ------------
Total Long-Term Liabilities                                                          186,185
                                                                                ------------

Commitments and Contingencies

Stockholders' Equity:
   Convertible preferred stock, $.001 par value, authorized 1,000,000
   shares, 0 shares issued and outstanding                                                --
   Common stock, $.0001 par value, authorized 30,000,000 shares,
     5,145,447 issued and 5,035,716 outstanding                                          514
   Common stock in treasury, at cost - 109,731 shares                               (384,600)
   Additional paid-in-capital                                                     16,418,034
   Accumulated deficit                                                            (8,785,935)
                                                                                ------------
                                                                                   7,248,013
   Deferred Compensation                                                             (75,000)
   Note receivable from stockholder                                                 (200,000)
                                                                                ------------
Total Stockholders' Equity                                                         6,973,013
                                                                                ------------
Total Liabilities and Stockholders' Equity                                      $ 11,392,620
                                                                                ============

                                 SMARTPROS LTD.
                 CONSOLIDATED STATEMENTS OF OPERATIONS (AUDITED)

--------------------------------------------------------------------------------
YEARS ENDED DECEMBER 31,                              2005             2004
--------------------------------------------------------------------------------

Net Revenues                                      $ 10,430,210     $ 10,150,738
Cost of Revenues                                     4,161,939        4,002,738
                                                  -----------------------------
Gross Profit                                         6,268,271        6,148,000
                                                  -----------------------------

Operating Expenses:
   Selling, general and administrative               5,231,101        4,692,748
   Depreciation and amortization                       580,991          716,378
                                                  -----------------------------
                                                     5,812,092        5,409,126
                                                  -----------------------------
Operating Income (Loss)                                456,179          738,874
                                                  -----------------------------

Other Income (Expense):
   Interest and dividend income                        220,805           37,802
   Interest expense                                     (8,017)         (65,307)
                                                  -----------------------------
                                                       212,788          (27,505)
                                                  -----------------------------

Provision for Income Taxes                                  --               --
                                                  -----------------------------
Net Income (Loss)                                 $    668,967     $    711,369
                                                  =============================

Net Income (Loss) Per Common Share:
   Basic net income (loss) per common share       $       0.13     $       0.23
                                                  =============================

   Diluted net income (loss) per common share     $       0.13     $       0.23
                                                  =============================

Weighted Average Number of Shares Outstanding
   Basic                                             5,082,359        3,086,359
                                                  =============================

   Diluted                                           5,111,158        3,119,322
                                                  =============================

SAFE HARBOR STATEMENT
STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS." RESULTS REPORTED WITHIN THIS PRESS RELEASE SHOULD NOT BE CONSIDERED AN INDICATION OF FUTURE PERFORMANCE. EXCEPT FOR ANY HISTORICAL INFORMATION, THE MATTERS DISCUSSED IN THIS PRESS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING ACTIVITIES, EVENTS OR DEVELOPMENTS THAT THE COMPANY EXPECTS, BELIEVES OR ANTICIPATES WILL OR MAY OCCUR IN THE FUTURE. IN ADDITION TO STATEMENTS THAT EXPLICITLY DESCRIBE THESE RISKS AND UNCERTAINTIES, READERS ARE URGED TO CONSIDER STATEMENTS THAT CONTAIN TERMS SUCH AS "BELIEVES," "BELIEF," "EXPECTS," "EXPECT," "INTENDS," "INTEND," "ANTICIPATE," "ANTICIPATES," "PLANS," "PLAN," TO BE UNCERTAIN AND FORWARD-LOOKING. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE ALSO SUBJECT GENERALLY TO OTHER RISKS AND UNCERTAINTIES THAT ARE DESCRIBED FROM TIME TO TIME IN OUR FILINGS WITH SECURITIES AND EXCHANGE COMMISSION.

                      FOR MORE INFORMATION, PLEASE CONTACT:
                                 SMARTPROS LTD.
               SHANE GILLISPIE, VP MARKETING SERVICES & ECOMMERCE
            253-863-8280 OR VIA EMAIL AT shanegillispie@smartpros.com
                                       OR
                    ELITE FINANCIAL COMMUNICATIONS GROUP, LLC
                          DODI HANDY, CEO AND PRESIDENT
                    407-585-1080 OR VIA EMAIL AT ped@efcg.net